Exhibit 99.4

Consent of Griffin Financial Group, LLC

We hereby consent to the quotation and summarization of our opinion letter to the Board of Directors of Univest Corporation of Pennsylvania (the “Company”) in the joint proxy statement/prospectus relating to the proposed acquisition of Valley Green Bank, contained in the Company’s registration statement on Form S-4, as well as to the references to our firm and such opinion letter contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

/s/ Griffin Financial Group, LLC

Reading, Pennsylvania

August 21, 2014